SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                          THE COOPER COMPANIES, INC.
 -----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                               MARISA F. JACOBS
 -----------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each  party to the  controversy  pursuant  to  Exchange  Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


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*Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as  provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:_______________________________________________

    2) Form Schedule or Registration Statement No.:__________________________

    3) Filing Party:_________________________________________________________

    4) Date Filed:___________________________________________________________

                                   The
                                   Cooper     (LOGO)
                                   Companies





                                                             February 20, 1996


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of The Cooper Companies, Inc. (the "Company") scheduled to be held on March 27, 1996, at 10:00 A.M., eastern standard time, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY. The Notice of Annual Meeting of Stockholders, a Proxy Statement, a proxy card and a return envelope accompany this letter. The Company's Annual Report for the fiscal year ended October 31, 1995 was mailed to you late in January 1996.


At the Annual Meeting, stockholders will be asked to elect a Board of seven directors to serve for the forthcoming year. Each nominee is currently serving as a director of the Company. A biographical description of each of the seven nominees is set forth in the section of the Proxy Statement entitled "Election of Directors." Stockholders will also be asked to ratify the Board's appointment of the Company's auditors.

The Board is also proposing that the stockholders adopt the 1996 Long Term Incentive Plan for Non- Employee Directors. If this plan is adopted, the annual cash stipend paid to the Non-Employee Directors will be decreased and each Non-Employee Director will receive an annual grant of restricted stock and an option to purchase shares of the Company's common stock. The plan, in which the removal of restrictions from the restricted stock and the vesting of the stock options are tied to increases in the price of the Company's common stock, is an important means by which the Company can conserve cash and more closely align the Non- Employee Directors' interests with those of the Company's stockholders. This proposal, which is described in the enclosed Proxy Statement, requires the consent of the holders of a majority of the Company's outstanding shares of common stock present or represented by proxy and entitled to vote at the 1996 Annual Meeting. The Board of Directors believes the adoption of this proposal is in the best interest of the stockholders and recommends its adoption by the stockholders.


I hope you have the opportunity to join us at the Annual Meeting. Whether or not you plan to attend, please COMPLETE, SIGN, DATE and MAIL the enclosed proxy card as soon as possible, so that your shares may be represented at the Annual Meeting.

                                              Sincerely,

                                              /s/ ALLAN E. RUBENSTEIN
                                              ----------------------------------
                                              ALLAN E. RUBENSTEIN, M.D.
                                              Chairman of the Board of Directors

                          THE COOPER COMPANIES, INC.
                     6140 STONERIDGE MALL ROAD, SUITE 590
                             PLEASANTON, CA 94588
                             TEL: (510) 460-3600

                                    ------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                    ------

To the Stockholders of
THE COOPER COMPANIES, INC.

   NOTICE IS HEREBY GIVEN that the Annual Meeting of The Cooper Companies, Inc., a Delaware corporation (the "Company"), will be held on March 27, 1996, at 10:00 A.M., eastern standard time, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, for the purpose of considering and acting upon the following:

       1. The election of a Board of seven directors.

       2. The adoption of the 1996 Long Term Incentive Plan for Non-Employee Directors.

       3. The ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 1996.

       4. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

   Only stockholders of record at the close of business on February 15, 1996 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

   Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope. The Company's Annual Report for the fiscal year ended October 31, 1995 was mailed to you late in January 1996.

   All stockholders are cordially invited to attend the meeting in person. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                             By Order of the Board of Directors


                                              /s/ ALLAN E. RUBENSTEIN
                                             -----------------------------------
                                             ALLAN E. RUBENSTEIN, M.D.
                                             Chairman of the Board of Directors


Dated: February 20, 1996

                          THE COOPER COMPANIES, INC.
                     6140 STONERIDGE MALL ROAD, SUITE 590
                             PLEASANTON, CA 94588
                                    ------


                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                                MARCH 27, 1996
                                    ------

INFORMATION REGARDING PROXIES


   The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on March 27, 1996 at 10:00 A.M., eastern standard time, at the New York Marriott East Side, 525 Lexington Avenue, New York, NY, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 23, 1996.


   When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. If a proxy card is properly executed but no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the nominees for director as shown on the form of proxy card, FOR the adoption of the 1996 Long Term Incentive Plan for Non-Employee Directors and FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending October 31, 1996. The Board of Directors does not know of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons voting the proxies will use their discretionary authority to vote thereon in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy.

   The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by telephone, facsimile or personal interview. Also, the Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $10,000, plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons.


OUTSTANDING STOCK AND VOTING RIGHTS

   As of the close of business on February 15, 1996, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 11,650,219 shares of the Company's common stock, $.10 par value per share (the "Common Stock"), each of which is entitled to one vote at the Annual Meeting. Under the Company's By-laws and Delaware law, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by the favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposals to adopt the 1996 Long Term Incentive Plan for Non-Employee Directors and to ratify the appointment of the Company's independent certified public accountants require the approval of a majority of shares present in person or represented by proxy at the

Annual Meeting and entitled to vote on such proposal. Abstentions as to such proposals will have the same effect as votes against such proposal. Shares represented by proxies that reflect broker non-votes, however, will be treated as not entitled to vote for purposes of determining approval of any such proposal and will not have any effect on the outcome of such matter.

                     PROPOSAL 1 -- ELECTION OF DIRECTORS

   The Company's By-laws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors. The Board has fixed the number of directors to be elected at the 1996 Annual Meeting at seven, each to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. The Board of Directors recommends that each of the nominees for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board of Directors does not expect that any nominee will be unavailable for election or unable to serve. If for any reason any nominee should not be available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board of Directors may designate.

THE NOMINEES

   Each of the Board's seven nominees for election as director currently serves on the Board of Directors. Three of the seven directors, Moses Marx, Donald Press and Steven Rosenberg, were nominated at the request of the Company's largest stockholder, Cooper Life Sciences, Inc. ("CLS"), pursuant to the terms of a settlement agreement dated June 14, 1993 between the Company and CLS. For information with respect to that settlement agreement and certain contractual rights and obligations of CLS pertaining to the transfer and voting of shares of the Company's Common Stock and the composition of the Board of Directors, see "Certain Relationships and Related Transactions -- Agreements and Transactions with CLS."

   The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee.

                                                                                                        YEAR
                                                                                                     COMMENCED
                                                                                                     SERVING AS
                                                                                                     A DIRECTOR
                                NAME, PRINCIPAL OCCUPATION                                             OF THE
                                 AND OTHER DIRECTORSHIPS                                     AGE      COMPANY
                        --------------------------------------------                        -----   ------------
A. Thomas Bender  .......................................................................    57         1994
     Mr. Bender was elected President and Chief Executive Officer of the Company in May
        1995. He had been serving as the Chief Operating Officer of the Company since
        August 1994, and as Executive Vice President since March 1994. He served as
        Acting Chief Operating Officer of the Company from March 1994 to August 1994, and as Senior Vice President, Operations from October 1992 to February 1994. He continues to serve as President of CooperVision, Inc., the Company's contact lens subsidiary, a position he has held since June 1991. Between 1966 and June 1991,
        Mr. Bender held a variety of positions at Allergan, Inc. (a manufacturer of eye and skin care products), including Corporate Senior Vice President, and President and Chief Operating Officer of Allergan's Herbert Laboratories, Dermatology
        Division.
Mark A. Filler  .........................................................................    35         1992
     Mr. Filler has been Executive Vice President of Prism Mortgage Company (a mortgage banker and broker) since June 1994. He is also serving as a director of and a consultant to UreSil, L.P. (a manufacturer of disposable medical devices), for which he served as the Chief Operating Officer from 1991 to May 1994. From 1989 to 1991, he was a member of the mergers and acquisitions department of The Equity
        Group (a holding company for companies affiliated with Sam Zell).

                                       2

                                                                                                        YEAR
                                                                                                     COMMENCED
                                                                                                     SERVING AS
                                                                                                     A DIRECTOR
                                NAME, PRINCIPAL OCCUPATION                                             OF THE
                                 AND OTHER DIRECTORSHIPS                                     AGE      COMPANY
                        --------------------------------------------                        -----   ------------
Michael H. Kalkstein  ...................................................................    53         1992
     Mr. Kalkstein has been a partner in the law firm of Graham & James LLP since
        September 1994. He was a partner in the law firm of Berliner o Cohen from 1983 through August 1994. He has been on the Board of Trustees of Opera San Jose since
        1984 and served as its President from 1992 to 1994. Mr. Kalkstein was a member of the Mayor's Task Force on Arts 2020 in San Jose, California and a member of the
        Governor of California's Special Task Force to implement the Agricultural Labor
        Relations Act.
Moses Marx  .............................................................................    60         1995
     Mr. Marx has been a general partner in United Equities Company (a securities brokerage firm) since 1954 and a general partner in United Equities Commodities
        Company (a commodities brokerage firm) since 1972. He is also President of Momar
        Corp. (an investment company). Mr. Marx is a director of CLS and of BioTechnology
        General Corp. (a developer and manufacturer of biotechnology products). He previously served on the Company's Board of Directors from September 1989 to
        September 1991.
Donald Press  ...........................................................................    62         1993
     Mr. Press has served as the Executive Vice President of Broadway Management Co.,
        Inc. (an owner and manager of commercial office buildings) since 1981. Mr. Press, an attorney, is also a principal in Donald Press, P.C. (a law firm) located in
        New York City. Mr. Press is a director of Components Specialties, Inc. (an electronics company) and Graham-Field Health Products, Inc. (a seller of healthcare products).
Steven Rosenberg  .......................................................................    47         1993
     Mr. Rosenberg has served as Acting Chairman of the Board of CLS since May 1995, and as Vice President, Finance and Chief Financial Officer of CLS since 1990. From
        September 1987 through April 1990, Mr. Rosenberg served as President and Chief
        Executive Officer of Scomel Industries Inc. (an international marketing and consulting group). Mr. Rosenberg is a director of CLS.
Allan E. Rubenstein, M.D.  ..............................................................    51         1992
     Dr. Rubenstein has served as the Chairman of the Board of Directors since July
        1994; he served as Acting Chairman of the Board from April 1993 through June
        1994. He is President of MTC Imaging Services, Inc. (a medical imaging company, founded by him in 1981, providing radiologic equipment to hospitals and physicians' offices). Dr. Rubenstein is certified by the American Board of
        Psychiatry and Neurology and by the American Society for Neuroimaging. He has
        been on the faculty of the Department of Neurology at Mt. Sinai School of
        Medicine in New York City since 1976, and currently is Associate Professor and
        Director of the Mt. Sinai Neurofibromatosis Research and Treatment Center. Dr.
        Rubenstein has authored two books on neurofibromatosis and is Medical Director for the National Neurofibromatosis Foundation.

There are no family relationships (whether by blood, marriage or adoption) among any of the Company's current directors or executive officers or the Board's proposed nominees.


   The business address of each nominee follows: A. Thomas Bender, CooperVision, Inc., 10 Faraday, Irvine, CA 92718; Mark Filler, Prism Mortgage Company, 350 West Hubbard Street, Suite 222, Chicago, IL 60610; Michael Kalkstein, Esq., Graham & James LLP, 5 Palo Alto Square, 3000 El Camino Real, Palo Alto, CA 94306;

Moses Marx, United Equities Company, 160 Broadway, New York, NY 10038; Donald Press, Esq., Broadway Management Co., Inc., 39 Broadway, New York, NY 10006; Steven Rosenberg, Cooper Life Sciences, Inc., 160 Broadway, New York, NY 10038; and Allan Rubenstein, M.D., MTC Imaging Services, Inc., 177 East 87th Street, New York, NY 10128.

BOARD COMMITTEES, MEETINGS AND COMPENSATION

   The Company currently has four active committees of the Board:

       (i) The Audit and Finance Committee advises and makes recommendations to the Board of Directors concerning (a) the appointment of independent certified public accountants for the Company, (b) matters relating to the activities of the independent certified public accountants and (c) the financial, investment and accounting procedures and practices followed by the Company. The members are Messrs. Rosenberg, Filler and Press.

       (ii) The Compensation/Long Term Incentive Plan Committee advises and makes recommendations to the Board of Directors regarding matters relating to the compensation of directors, officers and senior management, the granting of awards under the Company's 1988 Long Term Incentive Plan (the "LTIP") and the Company's other incentive plans. The members are Messrs. Kalkstein, Filler and Press.

       (iii) The Management Committee consults with and oversees the activities of the Chief Executive Officer. In addition, the members of the Committee meet with key operating personnel at quarterly Operations Meetings. The members are Dr. Rubenstein and Messrs. Filler and Press.

       (iv) The Nominating Committee selects individuals to be nominated for election to the Company's Board of Directors. The members are Dr. Rubenstein and Messrs. Filler and Kalkstein. The Nominating Committee will consider suggestions from stockholders for nominees for election as directors at the 1997 Annual Meeting if such recommendations are made in accordance with the procedure described below under "Stockholder Nominations and Proposals."

   During the fiscal year ended October 31, 1995, the Board met nine times, the Audit and Finance Committee met twice and the Compensation/Long Term Incentive Plan Committee met three times and acted once by unanimous written consent. The Nominating Committee was not convened. Members of the Management Committee met with members of senior management four times.


   For a description of compensation paid to directors, see "Executive Compensation -- Compensation of Directors."


SECTION 16(a) COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers, directors and persons owning more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the Securities and Exchange Commission (the "SEC"), The New York Stock Exchange, Inc. and the Pacific Stock Exchange Incorporated. SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten-percent stockholders.

   Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from the Company's officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 1995 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met.

SECURITIES HELD BY MANAGEMENT

   The following table sets forth information regarding ownership of the Company's Common Stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.

                                                                   COMMON STOCK
                                                             BENEFICIALLY OWNED AS OF
                                                                 JANUARY 31, 1996
                                                         -------------------------------
                                                              NUMBER         PERCENTAGE
NAME OF BENEFICIAL OWNER                                     OF SHARES       OF SHARES
------------------------                                 ---------------   ------------
A. Thomas Bender  .....................................     77,703(1)            *
Mark A. Filler  .......................................      2,949(2)            *
Robert S. Holcombe  ...................................     38,442(3)            *
Michael H. Kalkstein  .................................      6,182(2)            *
Moses Marx  ...........................................    416,185(2)(4)       3.5%
Nicholas J. Pichotta  .................................      7,407(5)            *
Donald Press  .........................................      9,382(2)(6)         *
Steven Rosenberg  .....................................      2,849(2)            *
Allan E. Rubenstein  ..................................      5,644(7)            *
Mark R. Russell  ......................................     17,187(8)            *
Robert S. Weiss  ......................................     99,084(9)            *
All current directors and executive officers as a
  group (16 persons) ..................................    743,062(10)         6.2%

------
* Less than 1%.

 (1) Includes 7,407 shares as to which Mr. Bender has sole voting power, but as to which disposition is restricted pursuant to the terms of the LTIP, and 22,223 shares which could be acquired upon the exercise of presently exercisable stock options.

 (2) Includes 1,183 shares which each of Messrs. Filler, Kalkstein, Marx, Press and Rosenberg purchased in January 1996 pursuant to the terms of the 1996 Long Term Incentive Plan for Non-Employee Directors (the "1996 LTIP"). Each Non-Employee Director has sole voting power with respect to those 1,183 shares, however (i) disposition is restricted pursuant to the terms of the 1996 LTIP and (ii) the shares will be forfeited if the 1996 LTIP is not approved by the Company's stockholders at the 1996 Annual Meeting.

 (3) Includes 11,111 shares as to which Mr. Holcombe has sole voting power, but as to which disposition is restricted pursuant to the terms of the LTIP, 7,980 shares which could be acquired upon the exercise of presently exercisable stock options, and 740 shares held by his wife, as to which Mr. Holcombe has no voting power and as to which disposition is also restricted pursuant to the terms of the LTIP. Mr. Holcombe disclaims beneficial ownership of those 740 shares.

 (4) Includes 243,666 shares which could be acquired upon conversion (at the rate of $15.00 per share) of $3,655,000 principal amount of the Company's 10 5/8% Convertible Subordinated Reset Debentures due 2005 (the "Convertible Debentures") owned directly by Mr. Marx. Does not include 2,322,533 shares of Common Stock owned by CLS. See "Principal Securityholders" and "Certain Relationships and Related Transactions -- Agreements and Transactions with CLS." Mr. Marx is a director of CLS and also a major stockholder of that company.

 (5) Mr. Pichotta has sole voting power with respect to these shares but disposition is restricted pursuant to the terms of the LTIP.

 (6) Includes 1,200 shares which could be acquired upon conversion (at the rate of $15.00 per share) of $18,000 principal amount of Convertible Debentures owned directly by Mr. Press or held in a trust for which he serves as the trustee.

 (7) Includes 1,478 shares which Dr. Rubenstein purchased in January 1996 pursuant to the terms of the 1996 LTIP. Dr. Rubenstein has sole voting power with respect to those shares, however (i) disposition is restricted pursuant to the terms of the 1996 LTIP and (ii) the shares will be forfeited if the 1996 LTIP is not approved by the Company's stockholders at the 1996 Annual Meeting.

 (8) Includes 7,407 shares as to which Mr. Russell has sole voting power, but as to which disposition is restricted pursuant to the terms of the LTIP, and 7,280 shares which Mr. Russell could acquire upon the exercise of presently exercisable stock options.

 (9) Includes 22,222 shares as to which Mr. Weiss has sole voting power but as to which disposition is restricted pursuant to the terms of the LTIP, 2,554 shares held on account for him under the Company's 401(k) Savings Plan and 6,668 shares which Mr. Weiss could acquire upon the exercise of presently exercisable stock options.

(10) See Notes (1) through (9) for details with respect to such ownership.

PRINCIPAL SECURITYHOLDERS

   The following table sets forth information regarding ownership of outstanding shares of the Company's Common Stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

                                     COMMON STOCK
                                  BENEFICIALLY OWNED
                                AS OF JANUARY 31, 1996
                             ---------------------------
                                 NUMBER      PERCENTAGE
NAME OF BENEFICIAL OWNER       OF SHARES     OF SHARES
------------------------      -----------   ------------
Cooper Life Sciences, Inc.     2,322,533       19.9%

EXECUTIVE COMPENSATION

                          SUMMARY COMPENSATION TABLE

   The table below shows compensation paid in or with respect to each of the last three fiscal years to the two individuals who served as the Company's chief executive officer during a portion of fiscal 1995, and to each of the persons who were, for the fiscal year ended October 31, 1995, the four other most highly compensated executive officers of the Company or its subsidiaries. Certain figures included in the salary and bonus columns for 1994 and 1993 are different from amounts indicated in previous years' proxy statements due to a reclassification of certain amounts to be consistent with the presentation for 1995.

                                             Annual Compensation
                                       --------------------------------------
    Name and Principal                                          Other Annual
         Position            Year      Salary        Bonus      Compensation
    ------------------       ----      ------        -----      ------------
Allan E. Rubenstein (2)..    1995          -0-          -0-        $58,750(3)
 Chairman of the Board       1994          -0-          -0-        $68,694(3)
                             1993          -0-          -0-        $63,625(3)
A. Thomas Bender (4)  ...    1995     $300,000     $187,500            -0-
 President and               1994     $243,583     $150,413            -0-
 Chief Executive Officer     1993     $188,285     $128,034            -0-
Robert S. Holcombe  .....    1995     $241,000     $120,500            -0-
 Senior Vice President       1994     $239,167     $112,887            -0-
 and General Counsel         1993     $227,500     $ 11,375            -0-
Nicholas J. Pichotta  ...    1995     $190,000     $ 95,000            -0-
 President and CEO of        1994     $190,000     $ 39,817            -0-
 CooperSurgical, Inc.        1993     $190,000          -0-            -0-
Mark R. Russell  ........    1995     $250,000     $ 23,750            -0-
President and CEO of         1994     $249,828     $117,418            -0-
 Hospital Group of           1993     $237,489     $ 35,688            -0-
  America, Inc.
Robert S. Weiss  ........    1995     $218,500     $109,250            -0-
 Executive Vice              1994     $217,271     $115,482        $16,875
 President, Treasurer        1993     $206,391     $ 10,319        $30,000
 and Chief Financial
 Officer

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       Long Term Compensation
                              ------------------------------------------
                                         Awards                  Payouts
                              ------------------------------     -------
                              Restricted       Securities
    Name and Principal          Stock          Underlying         LTIP         All Other
         Position               Awards       Options/SARs(1)     Payouts      Compensation
    ------------------        ----------     ---------------     -------      ------------
Allan E. Rubenstein (2)..           -0-             -0-              -0-             -0-
 Chairman of the Board              -0-             -0-              -0-             -0-
                                    -0-             -0-         $  1,770             -0-
A. Thomas Bender (4)  ...      $ 36,114(5)       36,111         $ 34,444        $    900(6)
 President and                 $ 16,000          33,334         $ 17,778        $    524(6)
 Chief Executive Officer            -0-           1,073         $  7,080             -0-
Robert S. Holcombe  .....      $108,332(7)          -0-         $103,333        $ 48,800(8)(9)
 Senior Vice President         $ 48,000             -0-         $ 53,333        $  1,300(8)
 and General Counsel                -0-           7,980         $  3,717        $    651(8)
Nicholas J. Pichotta  ...      $ 36,114(5)        5,000         $ 34,444        $  1,006(8)
 President and CEO of          $ 16,000             -0-         $ 17,778        $  1,006(8)
 CooperSurgical, Inc.               -0-             -0-         $ 25,616        $127,296(8)(10)
Mark R. Russell  ........      $ 36,114(5)        5,000         $ 34,444        $  1,766(8)
President and CEO of           $ 16,000             -0-         $ 17,778        $  1,118(8)
 Hospital Group of                  -0-           7,280              -0-        $  1,118(8)
  America, Inc.
Robert S. Weiss  ........      $108,332(11)      15,000         $103,333        $    786(8)
 Executive Vice                $ 48,000          13,334         $ 53,333        $    786(8)
 President, Treasurer               -0-             -0-         $ 10,620        $    447(8)
 and Chief Financial
 Officer

------
(1) All share numbers have been adjusted to reflect the one-for-three reverse stock split effectuated in September 1995.

(2) Dr. Rubenstein assumed the position of Acting Chairman of the Board in April 1993. He served in that position through June 1994; in July 1994, he assumed the position of Chairman of the Board. He carried out the duties of a chief executive officer until Mr. Bender assumed that position in May 1995.

(3) See "Executive Compensation -- Compensation of Directors" for a description of the compensation paid to Non-Employee Directors.

(4) Mr. Bender assumed the positions of President and Chief Executive Officer in May 1995. Prior thereto, he served as Executive Vice President and Chief Operating Officer.

(5) As of October 31, 1995, each of Messrs. Bender, Pichotta and Russell owned 7,407 shares of restricted stock, the aggregate fair market value of which was $44,886. Restrictions will be removed from 3,704 shares on May 25, 1996, from 1,852 shares on August 30, 1996 and from 1,851 shares on August 30, 1997, assuming Mr. Bender, Mr. Pichotta and Mr. Russell, respectively, are still employees of the Company. Those shares are eligible to receive any dividends paid by the Company prior to the removal of restrictions therefrom.

(6) Consists of income associated with life insurance coverage.

(7) As of October 31, 1995, Mr. Holcombe owned 11,111 shares of restricted stock, the aggregate fair market value of which was $67,333. Restrictions will be removed from those shares on April 30, 1996 when Mr. Holcombe's employment with the Company terminates. See "Executive Compensation -- Contracts." Those shares are eligible to receive any dividends paid by the Company prior to the removal of restrictions therefrom.

(8) Consists of a $200 contribution by the Company to a 401(k) account and income associated with life insurance coverage.

(9) Also includes $47,500 paid to Mr. Holcombe in November 1994 in connection with the entering into of an amendment to Mr. Holcombe's Employment Agreement with the Company, which reduced the severance to which Mr. Holcombe will be entitled upon the termination of his employment. See "Executive Compensation -- Contracts."

(10) Also includes forgiveness of a loan made to Mr. Pichotta by the Company and accrued interest thereon, in the aggregate amount of $93,288, and $33,583 paid pursuant to a change in control provision contained in Mr. Pichotta's employment agreement.

(11) As of October 31, 1995, Mr. Weiss owned 22,222 shares of restricted stock, the aggregate fair market value of which was $134,665. Restrictions will be removed from 11,111 shares on May 25, 1996, from 5,556 shares on August 30, 1996 and from 5,555 shares on August 30, 1997, assuming Mr. Weiss is still an employee of the Company. Those shares are eligible to receive any dividends paid by the Company prior to the removal of restrictions therefrom.


            OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 1995(1)

                                          Percent of
                                         Total Options
                                          Granted to
                           Options       Employees in     Exercise Price    Expiration
         Name              Granted        Fiscal Year        Per Share         Date
         ----              -------       -------------    --------------    ----------
A. Thomas Bender  ....      25,000 (2)       19.07%           $  6.88        10/23/05
                             2,778 (3)        2.12%           $  5.82        03/21/05
                             2,778 (3)        2.12%           $  5.82        03/21/05
                             2,778 (3)        2.12%           $  5.82        03/21/05
                             2,777 (3)        2.12%           $  5.82        03/21/05
Robert S. Holcombe  ..         -0-
Nicholas J. Pichotta         5,000 (2)        3.81%           $  6.88        10/23/05
Allan E. Rubenstein  .         -0-
Mark R. Russell  .....       5,000 (2)        3.81%           $  6.88        10/23/05
Robert S. Weiss  .....      15,000 (2)       11.44%           $  6.88        10/23/05
All Stockholders as a
  Group ..............         -0-          -0-                -0-                -0-

                     (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                Potential Realizable Value
                                  at Assumed Annual Rates
                                of Stock Price Appreciation
                                    for Option Term (4)
                         -------------------------------------
         Name            0% ($)       5%($)            10% ($)
         ----            ------       -----            -------
A. Thomas Bender  ....     0       $   108,250       $    274,000
                           0       $    10,167       $     25,780
                           0       $    10,167       $     25,780
                           0       $    10,167       $     25,780
                           0       $    10,164       $     25,771
Robert S. Holcombe  ..
Nicholas J. Pichotta       0       $    21,650       $     54,800
Allan E. Rubenstein  .
Mark R. Russell  .....     0       $    21,650       $     54,800
Robert S. Weiss  .....     0       $    64,950       $    164,400
All Stockholders as a
  Group ..............     0       $44,140,886(5)    $111,861,671(5)

------
(1) All share numbers have been adjusted to give effect to the one-for-three reverse stock split effectuated in September 1995.

(2) The option shall become exercisable when the average of the closing prices of a share of the Company's Common Stock on the New York Stock Exchange during any 30 consecutive calendar days following the date of grant equals $8.95, if the option holder is still employed by the Company on that date. Furthermore, if any portion of the option has not become exercisable by July 24, 2005, it shall become exercisable on that date regardless of the price of the Company's Common Stock, provided the option holder is still an employee of the Company.

(3) For Mr. Bender's 11,111 share option to vest, two tests must be met simultaneously: (a) Mr. Bender must remain as the Chief Executive Officer of the Company and (b) the price of the Company's Common Stock shall have reached a specified level. Specifically, 5,555 shares of the 11,111 share option became exercisable immediately, 2,778 shares will become exercisable on March 29, 1996 and 2,778 shares will become exercisable on March 29, 1997, assuming that Mr. Bender continues to serve as the Company's Chief Executive Officer. Despite the foregoing, before any portion of the option can be exercised, the Average Price (as defined in the Option Agreement) of a share of the Company's Common Stock must equal or exceed $4.50 per share with respect to the first 3,704 shares available for purchase under the option, $9.00 per share with respect to the second 3,704 shares and $15.00 per share with respect to the last 3,703 shares. During the period of April 1, 1999 through September 21, 2004, assuming no previous forfeiture of the option, any portion of the option which has not yet become exercisable shall become exercisable if the Average Price of a share of the Company's Common Stock equals or exceeds $30.00. If any portion of the option has not become exercisable by September 22, 2004, and the option has not previously been forfeited, it shall become exercisable on that date. Vesting could be accelerated upon the occurrence of certain events relating to a change in control of the Company.

(4) The dollar amounts under these columns are the results of calculations at 0%, and at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation, if any, in the price of the Company's Common Stock. Stockholders are, therefore, cautioned against drawing any conclusion from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company's Common Stock appreciates, which would benefit all stockholders commensurately.

(5) Assumes a base market capitalization of $70,188,047, computed on the basis of the number of shares outstanding and the average of the high and the low trading price of the Company's common stock on December 31, 1995.

RETIREMENT INCOME PLAN

   The Company's Retirement Income Plan was adopted in December 1983. All employees of the Company and its participating subsidiaries who work at least 1,000 hours per year are covered by the plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.

   The estimated annual benefits payable under this plan upon retirement (at the normal retirement age of 65) for Messrs. Bender, Pichotta and Weiss are approximately $21,000, $36,000 and $53,000, respectively.(1) Mr. Holcombe will leave the Company in April 1996 and, upon retirement, he will be entitled to receive annual retirement benefits of approximately $12,000. That amount does not reflect the impact of the additional years of service that will be attributed to him (see "Executive Compensation -- Contracts"). Neither Mr. Russell nor Dr. Rubenstein is a participant in the plan.


CONTRACTS

   The Company is a party to employment agreements with Robert S. Holcombe, Nicholas J. Pichotta and Robert S. Weiss. CooperVision, Inc., one of the Company's subsidiaries, is a party to an agreement with A. Thomas Bender. Hospital Group of America, Inc., another subsidiary, is a party to an agreement with Mark R. Russell. Each agreement provides that employment shall continue until terminated, except the agreement relating to Mr. Russell, which expires on July 1, 1997. Compensation paid pursuant thereto and awards under the

------------
1. These numbers have declined from estimates reported in previous years following recent action taken by the Internal Revenue Service to decrease the maximum wages on which qualified pension benefits can be computed.

Company's LTIP are set forth on the foregoing tables. Subject to the amendments described below with respect to Messrs. Bender and Holcombe, if
(i) the Company or relevant subsidiary terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason or following a Change in Control (as each term is defined in the relevant agreement), the Company or the relevant subsidiary will pay Mr. Bender 200% and each of Messrs. Holcombe, Russell and Weiss 150% of his annual base salary (such percentage to be reduced to 100% for Mr. Weiss if the termination arises out of a Change in Control) and will pay Mr. Pichotta 100% of his annual base salary (except that in certain circumstances following a Change in Control such payment could increase to 150% of his annual base salary). In addition, subject to the amendment described below with respect to Mr. Holcombe, Messrs. Bender, Holcombe, Pichotta and Weiss would continue to participate in the Company's or the relevant subsidiary's various insurance plans for a period of up to 24 months, 18 months, 24 months and 18 months, respectively, and to receive a pro-rata share of any amounts that would have been payable to him under the Company's Incentive Payment Plan (or any comparable plan then in effect) based on the number of months he served during the year in which the termination occurs. Each of those individuals would also become fully vested in all benefits due under the Retirement Income Plan. In the case of Mr. Holcombe, his credited service for the purpose of determining the amount of his retirement benefit will be increased by an additional five years of deemed employment. In the event that employment is terminated by death or by the employee in the absence of Good Reason, benefits will not continue beyond the date of termination, no more than three months of severance will be paid and no portion of the Incentive Payment Plan bonus will be paid. The agreements between the Company and each of Messrs. Holcombe and Weiss have been guaranteed by certain of the Company's subsidiaries.

   In March 1994 and May 1995, Mr. Bender's employment agreement was amended in connection with his assumption of additional responsibilities. Information relating to Mr. Bender's salary, bonus and grant of a stock option under the Company's LTIP is contained in the charts appearing prior to this section. In addition, the amendments provide for Mr. Bender to receive additional grants under the LTIP, in each of March 1996 and 1997, of options to purchase up to 11,111 shares of the Company's Common Stock at the then current fair market value of such shares, provided he is still serving as the Company's Chief Executive Officer. The agreement further provides that if Mr. Bender is asked, at any time, to relinquish the position of Chief Executive Officer of the Company, such relinquishment will not entitle Mr. Bender to terminate his employment for Good Reason and will not constitute a termination under the agreement so long as Mr. Bender remains in the position of President of CooperVision, Inc.

   On November 16, 1994, Mr. Holcombe and the Company amended Mr. Holcombe's employment agreement to eliminate his ability to terminate his employment with Good Reason as a result of the Change in Control occasioned by the departure from the Company of certain members of senior management. In addition, the severance payments and the duration of post-termination benefits to which Mr. Holcombe would be entitled if his employment is terminated by the Company under certain conditions or if he elects to terminate his employment under certain conditions were decreased from 150% to 125% of annual base salary and from 18 months to 15 months of post-termination benefits. In exchange for agreeing to those amendments, Mr. Holcombe received a payment of $47,500 in November 1994 and had restrictions removed from 11,111 shares of restricted stock on January 3, 1995.

   On October 3, 1995, Mr. Holcombe's Employment Agreement was amended to provide for the termination of his employment as a result of a decision to close the Company's Fort Lee, New Jersey headquarters. The amendment provides for Mr. Holcombe to work through April 30, 1996 and confirms that he will receive severance equal to 125% of his annual base salary and 15 months of post-termination benefits.

   Under the Company's LTIP, upon the occurrence of a Change in Control or upon the occurrence of a Potential Change in Control (as such terms are defined in the LTIP), restrictions will be removed from restricted shares, options will become exercisable and, unless otherwise determined by the LTIP Administrative Committee prior to any Change in Control, the value of all outstanding stock options will be cashed out on the basis of the Change in Control Price (as defined in the LTIP) as of the date such Change in Control or Potential Change in Control is determined to have occurred. On January 16, 1995, the Board of Directors amended the LTIP to provide that, with certain exceptions, the occurrence of a Change in Control or a Potential Change in Control would have no effect on any awards made under the LTIP subsequent to December 19, 1994.

   Messrs. Bender, Holcombe, Pichotta, Russell and Weiss are participants in the Turn-Around Incentive Plan, a plan adopted in May 1993 to incentivize participants to continue working towards a solution to the Company's then most significant problems, such as liability arising from breast implant product liability lawsuits. Distributions were to be made under that plan following a comprehensive resolution of the breast implant liability issue, provided that the trading price of the Company's Common Stock over a specified period of time also must have equalled or exceeded $4.50 and $9.00 per share, respectively. Following satisfaction of the first trading price benchmark in May 1994, plan participants received an award, which was paid partly in cash and partly in shares of restricted stock bearing restraints on disposition until certain further conditions have been satisfied. A second award, also paid partly in cash and partly in shares of restricted stock bearing restraints on disposition until certain further conditions have been satisfied, was made in August 1995, following satisfaction of the second trading price benchmark. The plan provides that once restricted stock is distributed, all restrictions will be removed from those restricted shares on specified dates or upon termination, despite the employee's failure to have remained employed until those specified dates, if the employee (i) is terminated by the Company without Cause or (ii) terminates his employment with Good Reason (as those terms are defined in the plan).

COMPENSATION OF DIRECTORS

   Prior to May 23, 1994, each director of the Company received a payment of $30,000 per year (or an amount pro-rated to take into account the length of service during such year). With the election of Mr. Bender to the Board on May 23, 1994, the Board determined that the annual stipend would no longer be paid with respect to any director who is also an employee of the Company or a subsidiary. In addition, each director who was not also an employee of the Company (a "Non-Employee Director") received a fee of $1,000 for each meeting of the Board or a Board Committee he attended. In September 1994, the Board implemented a scaled back fee schedule. Each Non-Employee Director is now entitled to receive meeting fees ranging from $125 to $1,000, depending upon a meeting's duration, for each meeting of the Board of Directors or a Committee of the Board attended (unless two or more meetings are held on the same day, in which case the maximum fee payable in connection with that day's meetings remains at $1,000) and $1,000 per day for other days during which substantially all of such director's time is spent on affairs of the Company, or a pro-rated amount for work which takes less than a full day. In addition, each Committee Chairman is entitled to receive a fee of $1,000 per year for serving as such.

   On October 24, 1995, the Board of Directors adopted a series of resolutions intended to modify the yearly stipend payable to all Non-Employee Directors. The purpose of the modifications was to reduce the Company's cash expenditures and to increase the Non-Employee Directors' equity participation in the Company to more closely align their interests with those of the Company's stockholders.

   Commencing with fiscal 1996, and assuming passage of Proposal 2 hereunder to adopt the 1996 LTIP, the annual stipend will be reduced to $22,500 for each Non-Employee Director other than the Chairman of the Board. As long as the Chairman of the Board is not an employee of the Company, the annual stipend payable to the person holding such position shall be $28,125.


   In addition, each November, commencing with November 1995, each Non-Employee Director is to receive restricted stock having a fair market value (determined according to a formula contained in the 1996 LTIP) of $7,500 ($9,375 in the case of a Non-Employee Chairman of the Board) and an option to purchase shares of stock, with an exercise price equal to the fair market value of the Common Stock of the Company on the date of grant. The option granted in November 1995 entitled each Non-Employee Director to purchase up to 5,000 shares of the Company's Common Stock (6,250 shares in the case of the Non-Employee Chairman of the Board). Future option grants will entitle recipients to purchase up to 3,333 shares of the Company's Common Stock (4,167 shares in the case of a Non-Employee Chairman of the Board). Restrictions will generally not be removed from the restricted stock until its fair market value appreciates 20% from the date of grant or five years have passed; the options generally will not become exercisable until the fair market value of the Common Stock appreciates 30% from the date of grant or five years have elapsed from the date of grant. In the event the stockholders of the Company fail to adopt the 1996 LTIP, the restricted stock and option grants made in November 1995 will become null and void and all rights granted thereunder will be forfeited. Furthermore, the annual stipend paid to each Non-Employee Director for serving as such would revert to $30,000.

   For additional details regarding the terms and conditions of restricted stock and option grants under the 1996 LTIP, see Proposal 2 below.

   On April 26, 1990, the Company's Board of Directors adopted the 1990 Non-Employee Directors Restricted Stock Plan (the "RSP"), which granted to each current and future Non-Employee Director the right to purchase, for $.10 per share, shares of the Company's Common Stock, subject to certain restrictions. Thirty-three thousand three hundred thirty-three (33,333) shares of the Company's Common Stock were authorized and reserved for issuance under the RSP. All shares granted under the RSP had restrictions removed upon the occurrence of certain events and thus became freely transferable or, in the case of Non-Employee Directors who resigned before restrictions were removed from the shares, were forfeited. Upon adoption of the 1996 LTIP, the RSP will terminate.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   Mel Schnell became a director and a member of the Compensation Committee of the Board of Directors in September 1993 and served in those positions until his death in May 1995. He also served as the President and a director of CLS and was a major holder of the stock of that company. For information regarding transactions between the Company and CLS, see "Certain Relationships and Related Transactions -- Agreements and Transactions with CLS."

   Mr. Kalkstein is a partner in a law firm which provides legal services to the Company.

                     REPORT OF THE COMPENSATION COMMITTEE

   In accordance with the rules and regulations of the SEC, the following report of the Compensation/Long Term Incentive Plan Committee (the "Committee") and the performance graph appearing immediately thereafter shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other filed document.

SCOPE OF THE COMMITTEE; MEMBERS

   From the commencement of fiscal 1995 through May 1995, the Committee was composed of three outside directors: Messrs. Filler, Kalkstein and Schnell. Following the death of Mr. Schnell in May 1995, Mr. Press, an outside director, joined the Committee.

   In 1993, the Committee retained Towers Perrin, an independent, nationally recognized compensation consulting firm, and with its assistance created a charter defining the Committee's scope and philosophy. The charter, which remains in place, provides that the Committee will review and approve all aspects of the compensation paid to the Company's Chief Executive Officer and the four most highly paid executives, all salaries and salary increases for individuals whose annual base salary is $150,000 or greater and all agreements providing for the payment of benefits following a change in control of the Company or severance following a termination of employment. The charter also calls for the Committee to review and approve the terms of each incentive compensation and bonus program in effect and the aggregate amounts which can be awarded thereunder each year. The members of the Committee also administer the Company's LTIP.

Executive Compensation for Fiscal 1995

   In accordance with the charter established by the Committee, the Committee articulated its philosophy governing the determination of compensation for executive officers. That philosophy recognizes the need to honor existing employment agreements and also expresses the belief that executives should be compensated at competitive levels which will serve to attract and retain talented employees. Inherent in the formulation of the compensation philosophy was a recognition of the difficulty of retaining employees when the Company was dealing with serious legal and financial problems, and when traditional performance-based compensation methods offered few incentives. As the Company's legal problems subsided, huge losses were stemmed and the Company returned to profitability, renewed emphasis was placed on performance-based compensation in fiscal 1994 and 1995. Such emphasis will continue in the future.

   In keeping with the goal of enhancing the Company's profitability and building long-term stockholder value, the Company's long-term compensation programs are designed to reward the growth of stockholder value through improved stock market performance, as well as to reward long-term service to the Company. The value of awards under such plans is primarily dependent upon increases in the price of the Company's Common Stock over a period of up to ten years. Generally, the plans require employees to remain employed by the Company throughout the period in order to receive their awards.

   The level of annual compensation for individual executive officers is based upon a number of factors. The Committee took into account a combination of the individual executive officer's performance and the performance of the Company and the individual business for which such person was responsible, the scope of such person's responsibility, and the current compensation package in place for that officer. The Committee also reviewed compensation surveys and other published compensation data covering the healthcare industry, and industry in general, to assess whether the salary ranges in place for its executive officers are competitive. Increases in an executive's annual base salary are dependent on such person's performance, company-wide or a particular subsidiary's financial results and on general levels of wage and price inflation.

   In making awards under the 1995 Incentive Payment Plan (the "IPP"), primary consideration was given to the performance of the Company or the subsidiary for which the executive officer worked. Participation levels under the Company's 1995 IPP were set at percentages of base salaries previously assigned to designated positions within the corporate structure, modified to reflect the recommendations of the Company's Chief Executive Officer. IPP awards are paid with respect to each fiscal year when the operating businesses, or the parent Company, as a consolidated entity (depending upon the executive's employer) meet specified performance targets. In fiscal 1995, performance targets for executives employed by an operating subsidiary were tied to the attainment by that business of specified levels of net revenue, operating income and cash flow. For executives employed by the parent Company, performance targets were tied to the attainment of certain levels of consolidated net income and cash flow. In addition, a portion of each individual's award can be granted on a discretionary basis by his or her division head or the Chief Executive Officer, or in the case of the five most highly paid members of management, by the Committee, following an assessment of each individual's performance.

   Long term incentive rewards are made under the Company's LTIP, based on recommendations submitted to the Committee by the Company's Chief Executive Officer. In fiscal 1995, awards (exclusive of those issued under the Turn-Around Incentive Plan) consisted of grants of stock options having an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The future value of these options is directly linked to increases in the price of the Company's Common Stock, thereby linking long-term compensation to increased stockholder value and continuing service to the Company.

CEO Compensation for Fiscal 1995

   Dr. Rubenstein became the Company's Acting Chairman of the Board on April 13, 1993 and held that position until July 9, 1994, when he was named Chairman of the Board. His responsibilities consist primarily of directing the activities of the Board and serving as a spokesman for the Company with stockholders, the financial community and the press. In addition, he provides oversight to and consults with the Company's senior management. In recognition of the Company's financial difficulties, Dr. Rubenstein has, to date, carried out those responsibilities without any designated compensation. He has received only the annual stipend payable to Non- Employee Directors and a fee payable at the rate of $125 per hour for work he performs on behalf of the Company, all as described above under "Compensation of Directors."

   Dr. Rubenstein's fiscal 1996 compensation has been adjusted to provide him with an annual stipend and 1996 LTIP participation levels that are 25% higher than those paid to the other Non-Employee Directors. See the discussion under "Compensation of Directors" for a description of exact compensation amounts. This change was recommended by the Board of Directors once the Company's financial condition improved, in recognition of the additional responsibilities carried out by Dr. Rubenstein in his role as the Company's Chairman of the Board.

   Mr. Bender assumed the position of President and Chief Executive Officer of the Company in May 1995. Prior to that time, Mr. Bender held the positions of Executive Vice President and Chief Operating Officer. Mr. Bender has also served as the President of CooperVision, Inc. since 1991, and he continues to serve in such capacity.

   Mr. Bender's $305,000 base salary, which took effect on January 1, 1995, consisted of two components: $210,000 represented his salary for serving as the President of CooperVision and $95,000 represented an additional component added in recognition of the additional responsibilities undertaken by Mr. Bender in his capacity as the Company's President and CEO. This base salary reflects an increase of $30,000 over that previously in effect when Mr. Bender served as the President of CooperVision, Inc. and as the Company's Executive Vice President and Chief Operating Officer.

   Mr. Bender's 1995 bonus consisted of $187,500 paid under the IPP. Mr. Bender was eligible to participate in the IPP at a level equal to 50% of the $300,000 salary paid to him in fiscal 1995. In the event that certain specified financial targets were exceeded, Mr. Bender's fiscal 1995 bonus could be higher than that amount. The determination of Mr. Bender's actual IPP payment depended both upon the Company's ability to meet targeted income and cash flow levels, and on the Committee's discretion. Income and cash flow in fiscal 1995 exceeded the Company's budget by more than 20%, thereby entitling Mr. Bender to a bonus of $150,000 based solely on the Company's financial performance. An additional $37,500 was awarded to Mr. Bender by the Committee under the discretionary component of the IPP based on its belief that Mr. Bender's performance in fiscal 1995 contributed to significant growth at CooperVision in fiscal 1995 and to the overall improvement of the Company's visibility and reputation with the financial and investment community.

   Mr. Bender also received a payment of $34,444 and 3,703 shares of the Company's restricted stock pursuant to the Turn-Around Incentive Plan adopted in May 1993 to incentivize participants to work towards solutions to the Company's significant problems. The award was distributed in August 1995 when the price of the Company's Common Stock had appreciated to $9 per share, a significant increase from the $1.12 to $1.50 price range at which the Company's stock was trading when the Turn-Around Incentive Plan was adopted.

           THE COMPENSATION AND LONG TERM INCENTIVE PLAN COMMITTEE
                                MARK A. FILLER
                             MICHAEL H. KALKSTEIN
                                 DONALD PRESS

                              PERFORMANCE GRAPH

   The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products & Supplies Index for the five-year period ended October 31, 1995. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 1990 and assumes that all dividends were reinvested. Although the Company has chosen the Standard & Poor's Medical Products & Supplies Index as containing companies whose businesses are most comparable to the Company's primary business segment, healthcare products, the companies included in such index (C. R. Bard Inc., Bausch & Lomb, Inc., Baxter International Inc., Becton, Dickinson & Co., Biomet, Inc., Boston Scientific Corp., Medtronic, Inc., St. Jude Medical, Inc. and United States Surgical Corp.) are all substantially larger than the Company and engaged in healthcare products and services businesses different from, or in addition to, the Company's healthcare products businesses.
                             RETURN TO SHAREHOLDERS
                           THE COOPER COMPANIES, INC.

  250.00|------------------------------------------------------------------|
        |                                                             &    |
        |                                                                  |
        |                                                             #    |
        |                                                                  |
  200.00|------------------------------------------------------------------|
        |               &         &                                        |
        |                                                 #                |
        |                                     #                            |
D       |                                                                  |
O 150.00|-------------------------------------------------&----------------|
L       |                         #                                        |
L       |               #                     &                            |
A       |                                                                  |
R       |                                                                  |
S 100.00|---*&#------------------------------------------------------------|
        |               *                                                  |
        |                                                 *                |
        |                                                                  |
        |                                                             *    |
   50.00|------------------------------------------------------------------|
        |                                                                  |
        |                         *                                        |
        |                                                                  |
        |                                     *                            |
       0|----|----------|---------|-----------|-----------|-----------|----|
            1990       1991      1992        1993        1994        1995


  *=The Cooper Companies, Inc.            &=S & P Medical Products & Supplies
                              #=S & P 500

                                                         Five Year Total Return
                                       ----------------------------------------------------------
                                       1990       1991      1992       1993       1994       1995
                                       ----       ----      ----       ----       ----       ----
     The Cooper Companies, Inc.       100.00      86.21     37.93      18.95      72.42      54.02
S&P Medical Products & Supplies       100.00     178.10    170.53     129.46     148.01     244.10
                      S & P 500       100.00     133.50    146.76     168.60     175.13     221.29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 AGREEMENTS AND TRANSACTIONS WITH CLS

   The Company entered into a Settlement Agreement with CLS, dated June 14, 1993 (the "Settlement Agreement"), to resolve all pending disputes with CLS and to avoid a possible costly and disruptive proxy fight, while continuing to maintain a Board of Directors, the majority of whose members are independent. Pursuant to the Settlement Agreement, CLS delivered a general release of all claims (subject to exceptions for specified ongoing contractual obligations) and agreed to certain restrictions on its voting and transfer of securities of the Company, in exchange for the Company's payment of $4,000,000 in cash and delivery of 200,000 shares of CLS common stock owned by the Company (reflected in the Company's balance sheet at April 30, 1993 at its then current market value of $850,000) and a general release of claims against CLS (also subject to certain exceptions).

   Pursuant to the Settlement Agreement, the Company agreed to nominate and use its reasonable best efforts to cause, and CLS agreed to vote all shares of Common Stock of the Company owned by it in favor of, the election of a Board of Directors of the Company consisting of eight members, five of whom were designated by the

Company and three (who must be reasonably acceptable to the Company) by CLS. The number of CLS designees will decline to two if CLS owns less than 1,800,000 shares of Common Stock and to one if CLS owns less than 800,000 shares of Common Stock, subject to CLS's right to designate additional directors if the term of the agreement is extended under certain circumstances. A majority of the members designated by the Company were individuals who were not employees of the Company or employees, affiliates or significant stockholders of CLS ("Independent Designees"). If a new chief executive officer or chairman of the board of the Company is hired, such person may be added as an additional director.

   CLS also agreed in the Settlement Agreement not to acquire any additional securities of the Company and not to transfer any securities of the Company, except (i) transfers, during any 12-month period, of not more than 500,000 shares of Common Stock (increasing to 833,333 shares of Common Stock for so long as CLS owns more than 1,616,666 shares of Common Stock) to any one person or group, other than to a person or group which, without the approval of the Company's Board, has proposed certain transactions involving the Company or its securities, (ii) transfers pursuant to registered public offerings or bona fide open market sales in compliance with Rule 144 under the Securities Act, (iii) transfers of Common Stock pursuant to a tender or exchange offer, in an aggregate amount not to exceed 1,616,666 shares unless such offer is either a cash tender offer for all outstanding shares of Common Stock or the Company's Board of Directors, including a majority of the Independent Designees, has approved the offer, (iv) bona fide pledges of Common Stock to an unaffiliated institutional lender for borrowed money, and
(v) transfers to a controlled affiliate or liquidating trust, provided the affiliate or trustee agrees to be bound by the Settlement Agreement. In addition, CLS agreed not to publicly propose any business combination with, or change of control of, the Company, make any tender offer for securities of the Company, otherwise seek control of or to influence the Board of Directors of the Company or take any action contrary to the Settlement Agreement (including actions with respect to the composition and election of the Board of Directors). CLS is free, however, to vote all voting securities owned by it as it deems appropriate on any matter brought before the Company's stockholders, other than matters relating to the election and composition of the Board.

   The agreements with respect to Board representation and voting, and the restrictions on CLS's acquisition and transfer of securities of the Company, were to terminate on June 14, 1995, or earlier if CLS beneficially owned less than 333,333 shares of Common Stock, subject to extension under certain circumstances. In January 1995, in connection with an amendment to the Company's Rights Agreement dated as of October 29, 1987, between the Company and The First National Bank of Boston (the "Rights Agreement"), as Rights Agent, the Company and CLS amended the 1993 Settlement Agreement to provide that the provisions relating to CLS's representation on the Company's Board, CLS's obligations with respect to voting its securities of the Company and the restrictions on CLS's acquisition and transfer of securities of the Company, will now end on the earlier of (i) the first date on which CLS beneficially owns fewer than 333,333 shares of the Company's outstanding Common Stock or (ii) October 31, 1996, or if any person (other than Messrs. Schnell and Marx) becomes the beneficial owner of 20% or more of the outstanding shares of common stock of CLS, then on April 30, 1997.

   Following termination of the 1993 Settlement Agreement and through June 12, 2002, CLS will continue to have the contractual right that it had pursuant to a 1992 settlement agreement between CLS and the Company to designate two directors of the Company, so long as CLS continues to own at least 800,000 shares of Common Stock, or one director, so long as it continues to own at least 333,333 shares of Common Stock.

BUSINESS RELATIONSHIPS

   Michael H. Kalkstein, a director of the Company since April 1992, is a partner in the law firm of Graham & James LLP, which has been compensated for legal services rendered to the Company in fiscal 1995.

                   PROPOSAL 2 -- ADOPTION OF 1996 LONG TERM
                  INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

GENERAL

   In October 1995, the Board of Directors approved, subject to stockholder approval, the 1996 Long Term Incentive Plan for Non-Employee Directors (the "1996 LTIP") under which 215,000 shares of the Company's Common Stock, par value $.10 per share (the "Stock") have been reserved for issuance. A copy of the 1996

LTIP is attached as Appendix A hereto. The Stock may be either treasury Stock or authorized but unissued Stock. The 1996 LTIP provides for the grant to Non-Employee Directors of options to purchase Stock (the "Stock Options") and the opportunity to purchase Stock subject to specified restrictions summarized below (the "Restricted Stock"). The adoption of the 1996 LTIP occurred simultaneously with the adoption by the Board of Directors of resolutions reducing the annual stipend paid to Non-Employee Directors from $30,000 per year to $22,500 per year (or $28,125 in the case of a Chairman of the Board who is a Non-Employee Director).

   The purpose of the 1996 LTIP is to substitute equity for a portion of the compensation previously paid in cash and to encourage and enable Non-Employee Directors to increase their proprietary interest in the Company. This change is intended to more closely align the Non-Employee Directors' interests with those of the Company's stockholders and to provide such Non-Employee Directors with additional incentives to maximize the long-term value of the Company's Common Stock.

   The 1996 LTIP will be administered by a Committee of at least two members of the Board. The initial Committee members will be one Non-Employee Director, one employee director and the Secretary of the Company. All Non-Employee Directors (currently six) will be eligible to receive Restricted Stock and Stock Options pursuant to the Plan.

   If the 1996 LTIP is not approved by the stockholders at the Annual Meeting, the plan will terminate, all awards made thereunder will be forfeited and the annual stipend paid to the Non-Employee Directors will revert to $30,000 per year.

STOCK OPTIONS AND RESTRICTED STOCK

   The exercise price of Stock Options shall be the average on the date of grant of the highest and lowest quoted selling price of a share of Stock on the principal stock exchange on which the Stock is traded (the "Fair Market Value"). Each Stock Option shall become exercisable upon the earlier to occur of (a) the date on which the average of the closing prices of the Stock over thirty consecutive trading days (the "Average Closing Price") exceeds the exercise price by at least 30%, or (b) the fifth anniversary of the date of grant. No Stock Option shall be exercisable after the tenth anniversary of the date of grant, and no Stock Option shall be exercisable after termination of a Non-Employee Director's service as director (or failure to renominate him or her) for "Cause." For purposes of the 1996 LTIP, "Cause" shall mean the felony conviction of the Non-Employee Director or the failure of the Non-Employee Director to contest prosecution for a felony, or his or her willful misconduct or dishonesty. When the Non-Employee Director ceases to serve as a director for any reason other than Cause, each Stock Option shall become 100% exercisable, and shall remain exercisable for the lesser of three years or the remainder of the ten-year term of the Stock Option.

   Grants of Restricted Stock under the 1996 LTIP shall entitle each Non-Employee Director to purchase shares of Restricted Stock at a purchase price of $.10 per share by January 15 of the year following the year in which the grant is made. Grants of Restricted Stock that are not exercised by such January 15 will expire. Shares of Restricted Stock may not be transferred until the restrictions on such shares lapse, and in no event may any shares of Restricted Stock be transferred within six months of the date of grant. The restrictions on Restricted Stock will lapse on the earlier to occur of
(a) the date after the grant date on which the Average Closing Price of a share of Stock exceeds the "Annual Grant Average Closing Price" by at least 20% or (b) the fifth anniversary of the date of grant. The "Annual Grant Average Closing Price" shall be the average of the closing prices of a share of Stock on each trading day occurring between October 16 and November 14 inclusive in the year in which the grant is made. In the event a Non-Employee Director ceases to serve as a director for any reason other than Cause, the restrictions on Restricted Stock purchased by him or her shall lapse. If the Non-Employee Director ceases to serve as a director for any reason other than Cause after receiving a grant of Restricted Stock but prior to the expiration of the period for purchase of such Stock, the Non-Employee Director (or his or her representative in the case of the director's death or disability) shall be entitled to purchase the Restricted Stock as described above. If the Non-Employee Director ceases to serve as a director (or is not renominated) for Cause, Restricted Stock awarded but not purchased will be forfeited.

   On November 1, 1995, each Non-Employee Director other than the Chairman of the Board was granted a Stock Option to purchase 5,000 shares of Stock, and the Chairman was granted a Stock Option to purchase 6,250 shares of Stock (in each case subject to stockholder approval), each with an exercise price of $5.91 per share. On November 1 of each subsequent year (or the first date thereafter on which the Stock is publicly traded) each Non-Employee Director will receive a Stock Option to purchase 3,333 shares of Stock; except that a Non- Employee Director who serves as Chairman of the Board shall receive a Stock Option to purchase 4,167 shares of Stock. On November 15, 1995 each Non-Employee Director other than the Chairman of the Board was granted (subject to stockholder approval), and on each subsequent November 15, each Non-Employee Director other than the Chairman of the Board will be granted, the right to purchase that number of shares of Restricted Stock which represents $7,500 of Stock based on the Annual Grant Average Closing Price. On November 15, 1995 the Chairman of the Board was granted (subject to stockholder approval), and on each subsequent November 15 any Non-Employee Director Chairman of the Board will be granted, the right to purchase that number of shares of Restricted Stock which represents $9,375 of Stock. Any Non-Employee Director who first becomes such after the start of a fiscal year will receive Restricted Stock and Stock Option grants pro-rated to take into account the length of service during that year.

   The Committee may postpone the issuance and delivery of Stock under the Plan to satisfy federal or state securities laws or stock exchange requirements and may postpone the exercise of Stock Options if such exercise would result in certain specified changes in ownership of the Company. The Board of Directors may amend the 1996 LTIP and, with the consent of holders of Stock Options and Restricted Stock, the terms and conditions of the Stock Options and Restricted Stock, provided, that stockholder approval will be necessary to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934 for any amendment to increase the number of shares of Stock issuable under the 1996 LTIP, to change the class of directors to whom awards may be made or to change any material terms of grants of Restricted Stock or Stock Options.

   For U.S. federal income tax purposes, a Non-Employee Director generally will not recognize income on the grant of a Stock Option, but generally will recognize ordinary income on the exercise of a Stock Option. The amount of income recognized on the exercise of a Stock Option generally will be equal to the excess, if any, of the Fair Market Value of the Stock purchased at the time of exercise over the aggregate exercise price paid for such Stock. Where ordinary income is recognized by a Non-Employee Director in connection with the exercise of a Stock Option, the Company generally will be entitled to a deduction in the amount of ordinary income so recognized.

   For U.S. federal income tax purposes, Non-Employee Directors generally will not recognize income on the grant of the right to purchase Restricted Stock. Non-Employee Directors, however, will generally recognize ordinary income on the date on or following its purchase that the Stock is no longer subject to a "substantial risk of forfeiture" as determined under the Internal Revenue Code and regulations promulgated thereunder. The amount of ordinary income recognized will equal the difference between the price paid for the Restricted Stock and the Fair Market Value of such Restricted Stock at the time the substantial risk of forfeiture lapses. At such time as the Non-Employee Director recognizes ordinary income, the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the director. Generally, the director's basis in the Stock for purposes of determining gain or loss upon subsequent disposition of the Stock will be the Fair Market Value of the Stock when the risk of forfeiture lapses. The restrictions stated in the 1996 LTIP generally will not be treated as creating a "substantial risk of forfeiture." Thus, unless additional forfeiture provisions apply to any particular purchase of Restricted Stock, such purchase will cause immediate recognition of ordinary income.

   The rules governing the tax treatment of options and restricted stock and an individual's receipt of Stock in connection with such grants are quite technical, so that the above description of tax consequences is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are, of course, subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state law may not be the same as under the federal income tax laws.

   The following table shows all Stock Options that have been granted and all Restricted Stock that has been purchased pursuant to grants of Restricted Stock under the 1996 LTIP since its inception. The exercise price of Stock Options to be granted in the future and the value of Restricted Stock to be granted in the future each depends on the future value of a share of the Company's Common Stock. Accordingly, the value of future grants of Stock Options and Restricted Stock is not determinable.

                              NEW PLAN BENEFITS
           1996 LONG TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

                                                    Stock Options                   Restricted Stock
                                          --------------------------------   ------------------------------
                                                              Number of
                                                            Shares Covered                      Number of
Name and Position                          Dollar Value(1)  Under Options    Dollar Value(2)      Shares
-----------------                          ---------------  --------------   ---------------   -----------
Allan E. Rubenstein (3)  ...............   $ 5,625           6,250            $ 9,917              1,478
Current directors who are not executive
  officers, as a group (4) .............   $28,125          31,250            $49,607              7,393

------
(1) The dollar value is calculated as the excess of the Fair Market Value of a share of the Company's Common Stock on January 31, 1996 over the $5.91 per share exercise price of the Stock Option, times the number of shares covered under the Stock Option(s). The actual value realized upon the exercise of a Stock Option will depend on the Fair Market Value of the Company's Common Stock at the time of exercise.

(2) The dollar value is calculated as the excess of the Fair Market Value of a share of the Company's Common Stock on January 31, 1996 over the per share purchase price of $.10, times the number of shares of Restricted Stock.

(3) Dr. Rubenstein, a Non-Employee Director, serves as Chairman of the Board. During fiscal 1995, he performed the duties of a Chief Executive Officer until May 1995, when Mr. Bender was named President and Chief Executive Officer of the Company. The grants reflected above were made to Dr. Rubenstein in November 1995 based on his status as a Non-Employee Director Chairman of the Board.

(4) Includes Stock Option and Restricted Stock grants issued to Dr. Rubenstein. Each other Non-Employee Director (Messrs. Filler, Kalkstein, Marx, Press and Rosenberg) received a Stock Option to purchase 5,000 shares of the Company's Common Stock and 1,183 shares of Restricted Stock.

VOTE REQUIRED AND RECOMMENDATION

   Approval of this proposal requires the affirmative vote of the holders of a majority of the Company's outstanding shares of Common Stock present or represented by proxy and entitled to vote at the 1996 Annual Meeting.

   The Board of Directors recommends a vote FOR the proposal to approve the 1996 Long Term Incentive Plan for Non-Employee Directors.

            PROPOSAL 3 -- RATIFICATION OF APPOINTMENT OF AUDITORS

   The Board of Directors has appointed the firm of KPMG Peat Marwick LLP, independent certified public accountants, to audit and opine upon the consolidated financial statements of the Company and the financial statements of certain of its subsidiaries for the fiscal year ending October 31, 1996, such appointment to continue at the pleasure of the Board of Directors and to be subject to ratification by the stockholders. KPMG Peat Marwick LLP has served as auditors of the Company since the Company's incorporation in 1980. The stockholders are asked to ratify such appointment.

   The Board of Directors expects that one or more representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                OTHER MATTERS

   The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

                               RECOMMENDATIONS

   The Board of Directors of the Company recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement, FOR the adoption of the 1996 LTIP and FOR ratification of the appointment of KPMG Peat Marwick LLP as independent certified public accountants of the Company for fiscal 1996.

   When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted in accordance with the directions indicated thereon or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

                    STOCKHOLDER NOMINATIONS AND PROPOSALS

   All proposals of stockholders of the Company (other than for the election of directors) intended to be presented at the 1997 annual meeting of stockholders must be received by the Company no later than 60 days prior to the meeting date unless the Company gives less than 75 days notice of the meeting date, in which case they must be received by the Company no later than 15 days following the date on which the 1997 annual meeting of stockholders is noticed in order to be included in the Company's Proxy Statement and form of proxy relating to that meeting.

   The Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 1997 annual meeting of stockholders. For a stockholder to nominate any person for election as a director at the 1997 annual meeting of stockholders, the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days or more than 90 days prior to the 1997 annual meeting of stockholders; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of such meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business or residential address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act; and (b) as to the stockholder giving notice, (i) the record name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. No person nominated by a stockholder shall be eligible for election as a director of the Company unless nominated in accordance with the above procedures.

                                              By Order of the Board of Directors

                                              /s/ ALLAN E. RUBENSTEIN
                                              ----------------------------------
                                              ALLAN E. RUBENSTEIN, M.D.
                                              Chairman of the Board of Directors

                                                                    APPENDIX A






















                          THE COOPER COMPANIES, INC.

                       1996 LONG TERM INCENTIVE PLAN

                                     FOR

                            NON-EMPLOYEE DIRECTORS

                                    INDEX

                                                                  Page
                                                                --------
1.  Purpose  ................................................     A-1
2.  Definitions  ............................................     A-1
3.  Stock Subject to the Plan; Adjustment Provisions  .......     A-2
4.  Committee  ..............................................     A-2
5.  Participants and Grants  ................................     A-2
6.  Terms and Conditions of Restricted Stock Grants  ........     A-3
          a) Annual Restricted Stock Grants  ................     A-3
          b) Purchase Price  ................................     A-3
          c) Additional Terms of Grants  ....................     A-3
          d) Removal of Restrictions  .......................     A-4
          e) Restricted Stock Certificate; Dividends  .......     A-4
          f) Cessation of Service  ..........................     A-4
7.  Terms and Conditions of Stock Options  ..................     A-4
          a) Exercise Price  ................................     A-5
          b) Option Term  ...................................     A-5
          c) Exercisability  ................................     A-5
          d) Method of Exercise  ............................     A-5
          e) Non-Transferability of Options  ................     A-5
          f) Non-Transferability of Underlying Stock  .......     A-5
          g) Cessation of Service  ..........................     A-5
8.  No Right to Re-Election  ................................     A-6
9.  Tax Obligations  ........................................     A-6
10. Issuance of Stock and Compliance with Securities Act  ...     A-6
11. Administration and Amendment of the Plan  ...............     A-6
12. Governing Law  ..........................................     A-6
13. Effective Date of the Plan  .............................     A-6
14. General Provisions  .....................................     A-6
15. Term of Plan  ...........................................     A-7

                        1996 LONG TERM INCENTIVE PLAN
                        FOR NON-EMPLOYEE DIRECTORS OF
                          THE COOPER COMPANIES, INC.


   1. PURPOSE. The purpose of The Cooper Companies, Inc. 1996 Long Term Incentive Plan for Non-Employee Directors is to advance the interests of the Corporation by encouraging and enabling the acquisition of a personal proprietary interest in the Corporation by Non-Employee Directors of the Corporation upon whose judgment and interest the Corporation depends for the successful conduct of its operations, and by providing such Directors with incentives to put forth maximum efforts for the long term success of the Corporation's business by making the removal of restrictions from the Stock acquired hereunder as well as the value of the Stock Options granted hereunder dependent on increases in the price of the Corporation's Stock. It is anticipated that the opportunity to increase their equity interests in the Corporation will strengthen the desire of such Directors to remain on the Board of Directors and work on the Corporation's behalf and will also enable the Corporation to attract and retain additional desirable Non-Employee Directors as required in the future without paying substantially more in cash compensation.

   2. DEFINITIONS. When used in this Plan, unless the context otherwise requires:

a. "Annual Grant Average Closing Price" shall have the meaning set forth in
    Section 6(a) hereof.

b. "Annual Restricted Stock Grant" shall mean the grants made to Non-Employee Directors each November 15, pursuant to Sections 5 and 6 hereof.

c. "Average Closing Price" shall mean the average of the closing price of the Corporation's Stock on the principal stock exchange or market on which the Stock is traded (composite quotations) on thirty consecutive trading days.

d. "Board" or "Board of Directors" shall mean the Board of Directors of the Corporation as constituted at any time.

e. "Cause" shall mean the felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director's willful misconduct or dishonesty.

f. "Committee" shall mean the Long Term Incentive Plan Committee hereinafter described in Section 4 hereof.

g. "Corporation" shall mean The Cooper Companies, Inc., a Delaware corporation, or any successor corporation.

h. "Disability" shall mean disability as determined under procedures established by the Committee for purposes of this Plan.

i. "Effective Date" shall mean the date specified in Section 13 hereof.

j. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

k. "Fair Market Value" shall mean, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price of a share of Stock on the principal stock exchange or market on which the Stock is traded.

l. "Mid-Year Restricted Stock Grants" shall mean the grants made to Non-Employee Directors pursuant to Sections 5(c) and 6(a) hereof.

m. "Non-Employee Director" shall mean a Director of the Corporation who is not also an employee of or a consultant (acting by means of a written consulting agreement) to the Corporation or any Subsidiary.

n. "Non-Qualified Stock Option" shall mean any Stock Option that is not an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code, as amended from time to time.

o. "Plan" shall mean this 1996 Long Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc., as amended from time to time.

p. "Restricted Stock" shall mean the Stock issued as a result of Restricted Stock Grants.

q. "Restricted Stock Grants" shall mean both Annual Restricted Stock Grants and Mid-Year Restricted Stock Grants.

r. "Stock" shall mean the common stock, par value $.10 per share, of the Corporation.

s. "Stock Option" shall mean any option to purchase shares of Stock granted pursuant to Sections 5 and 7 hereof.

t. "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

   3. STOCK SUBJECT TO THE PLAN; ADJUSTMENT PROVISIONS. Subject to the adjustment provisions set forth below, the aggregate number of shares of Stock that may be subject to Restricted Stock Grants or covered by Stock Options shall not exceed 215,000, which shares of Stock may be either treasury Stock or authorized but unissued Stock. If Restricted Stock issued pursuant to a Restricted Stock Grant is not purchased or is subsequently forfeited or if a Stock Option is forfeited or expires unexercised in whole or in part, the shares of Stock related thereto will no longer be charged against the limitation provided for herein and may be made subject to new Restricted Stock Grants or Stock Options.

   In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number of shares of Stock subject to Restricted Stock Grants and purchasable under Stock Options and the exercise price of any outstanding Stock Options as may be determined to be appropriate by the Committee, in its sole discretion, provided that the shares of Stock subject to any grant shall always be a whole number.

   4. COMMITTEE. The Plan shall be administered by a Committee which shall consist of at least two persons. The members of the Committee shall be selected by the Board of Directors. Initially the Committee shall consist of one Non-Employee Director, one Director who is an employee of the Corporation and the Secretary of the Corporation. If a member of the Committee, for any reason, shall cease to serve, the vacancy may be filled by the Board of Directors. Any member of the Committee may be removed at any time, with or without Cause, by the Board of Directors. At all meetings of the Committee, the presence of a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at a meeting shall be the act of the Committee.

   5. PARTICIPANTS AND GRANTS. All Non-Employee Directors of the Corporation shall be eligible to receive Restricted Stock Grants and Stock Options under the Plan, subject to availability of Stock therefor. Each Restricted Stock Grant and Stock Option shall be evidenced by a written agreement, in such form as the Committee shall determine, duly executed by or on behalf of the Corporation and the recipient Non-Employee Director.

   (a) On November 1, 1995 and on each subsequent November 1 (or in the event November 1 is a weekend or holiday, on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted a Stock Option.

   (b) On November 15, 1995 and on each subsequent November 15, each Non-Employee Director shall be granted an Annual Restricted Stock Grant.

   (c) Any Non-Employee Director who is elected or appointed to the Board after the annual grants provided for in subsections (a) and (b) above have been made shall receive a grant proportionally adjusted to reflect the number of months that such person actually serves on the Board during the initial year of service.

   6. TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS.

   (a) Annual Restricted Stock Grants. Each Annual Restricted Stock Grant presented to a Non-Employee Director shall entitle the recipient to purchase that number of shares of Restricted Stock as would represent $7,500 of unrestricted shares of Stock or, in the case of a Non-Employee Director who serves as Chairman of the Board, that number of shares of Restricted Stock as would represent $9,375 of unrestricted shares of Stock.

   In the case of a Non-Employee Director who joins the Board after Annual Restricted Stock Grants have been made for a given fiscal year, such new Non-Employee Director shall be entitled to purchase Restricted Stock having a value on the date that such person becomes a Non-Employee Director of $7,500 or $9,375, as the case may be, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the dominator of which shall be 12 (a "Mid-Year Restricted Stock Grant").

   With respect to Annual Restricted Stock Grants, for the purpose of determining the number of shares of Stock that represent the specified dollar value in any particular year, the price per share used in making such determination shall equal the average of the closing price of the Stock on the principal stock exchange or market on which the Stock is traded (composite quotations) on each trading day occurring between October 16 and November 14 inclusive (the "Annual Grant Average Closing Price") in the calendar year in which the grant is being made.

   In the event of a Mid-Year Restricted Stock Grant, to determine the number of shares that represent the specified dollar value of the grant, the price per share used in making such determination shall equal the Average Closing Price computed immediately prior to the date on which a Non-Employee Director of the Corporation first assumes such position.

   (b) Purchase Price. The purchase price of each share of Restricted Stock is $.10. Payment of the purchase price shall be made in cash, or by check payable to the order of the Corporation, delivered to the Corporation no later than January 15 of the year following the date of grant or within sixty days following a Mid-Year Restricted Stock Grant. In the event such purchase price is not delivered to the Corporation within such sixty-day period, such Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant, as the case may be, shall expire.

   If any calculation performed hereunder would give rise to the issuance of a fractional share, the number of shares of Restricted Stock to be granted shall be rounded up to the next highest whole number.

   (c) Additional Terms of Grants. All Restricted Stock purchased by a Non-Employee Director pursuant to the Plan shall be subject to the following restrictions:

      (i) Restricted Stock Grants shall not be transferable by a Non-Employee Director otherwise than by will or the laws of descent and distribution and are exercisable during the Non-Employee Director's lifetime only by him or his guardian or legal representative;

      (ii) the Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until all restrictions thereon are removed or expire and in no event may Restricted Stock be sold, transferred or otherwise alienated or hypothecated within six months of the date of grant;

      (iii) each certificate representing Restricted Stock issued pursuant to a Restricted Stock Grant under this Plan shall bear a legend making appropriate reference to the restrictions imposed and shall be held in custody by the Corporation until the restrictions lapse, and each Non-Employee Director shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant; and

     (iv) any other applicable restrictions or conditions under the requirements of any stock exchange upon which such Stock is then listed, and under any securities or tax law applicable to such Stock, shall be imposed.

   (d) Removal of Restrictions. Subject to the provisions of paragraph (f) of this Section 6, restrictions imposed under subsection (c) hereof upon Restricted Stock Grants and the underlying Restricted Stock shall lapse, and the Restricted Stock underlying a particular Restricted Stock Grant shall become nonforfeitable and freely transferable as follows:

   Restrictions on Restricted Stock purchased pursuant to each Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant shall be removed only after the Plan has been approved by the Corporation's shareholders and then, only upon the earlier to occur of (a) the Average Closing Price after the Annual Restricted Stock Grant has been made appreciating a minimum of 20% over the Annual Grant Average Closing Price used to determine the number of shares to be issued with respect to that particular Annual Restricted Stock Grant, or, in the case of a Mid-Year Restricted Stock Grant, the Average Closing Price after the Mid-Year Restricted Stock Grant has been made appreciating a minimum of 20% over the Average Closing Price used to determine the number of shares to be issued in respect to that particular Mid-Year Restricted Stock Grant, or (b) the passage of five years from the date of grant of a particular Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant.

   (e) Restricted Stock Certificate; Dividends. Prior to the expiration or lapse of all of the restrictions imposed upon Restricted Stock, a stock certificate representing such Restricted Stock shall be registered in the Non-Employee Director's name but shall be retained by the Corporation for the Non-Employee Director's account. The Non-Employee Director shall have the right to vote such Restricted Stock and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto; provided, however, that such dividends, distributions and adjustments may be retained by the Corporation for the Non-Employee Director's account and for delivery to the Non-Employee Director, together with the stock certificate representing such Restricted Stock, as and when said restrictions shall have expired or lapsed.

   (f) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, all restrictions on Restricted Stock purchased pursuant to Restricted Stock Grants shall lapse and such Restricted Stock shall become nonforfeitable and freely transferable, unless such Non-Employee Director's service is terminated, or such Non-Employee Director fails to be re-nominated, for Cause. In the event a Non-Employee Director ceases to serve as a Director of the Corporation for any reason not involving Cause subsequent to receipt of a Restricted Stock Grant but prior to such Non-Employee Director's payment of the purchase price for the Restricted Stock with respect thereto, then the Restricted Stock may be purchased by such Non-Employee Director or, in the case of Disability or death, by his guardian or legal representative, or by the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution in accordance with the provisions set forth in paragraphs (b) and (c) of this Section 6, and all restrictions to which the Annual Restricted Stock Grant or the Mid-Year Restricted Stock Grant is subject shall lapse, and the Stock issued pursuant thereto shall be nonforfeitable and freely transferable upon its issuance by the Corporation.

   7. TERMS AND CONDITIONS OF STOCK OPTIONS. The Stock Option granted on November 1, 1995 to each Non-Employee Director shall entitle the recipient to purchase up to 5,000 shares of Stock or, in the case of the Chairman of the Board, up to 6,250 shares of Stock. The Stock Option granted each successive November 1 (or in the event November 1 is a weekend or holiday, on the first day thereafter on which Stock is publicly traded) to a Non-Employee Director shall entitle the recipient to purchase up to 3,333 shares of Stock or, in the case of a Non-Employee Director who serves as Chairman of the Board, up to 4,167 shares of Stock.

   In the case of a Non-Employee Director who joins the Board after Stock Options have been granted for a given fiscal year, such new Non-Employee Director will receive a Stock Option to purchase that number of shares of the Corporation's Stock as is equal to the number 3,333, or 4,167 in the case of a Non-Employee Director who serves as Chairman of the Board, as the case may be, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12. Any fraction of a share shall be rounded up to a whole share.

   Stock Options granted under the Plan shall be Non-Qualified Stock Options, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

   (a) Exercise Price. Each Stock Option shall have an exercise price equal to the Fair Market Value on the date of grant.

   (b) Option Term. Each Stock Option shall expire ten years from the date of grant.

   (c) Exercisability. No Stock Option may be exercised prior to approval of the Plan by the Corporation's shareholders. Subsequent thereto, and subject to the provision in paragraph (g) of this Section 7, each Stock Option shall become exercisable upon the earlier to occur of (a) the Average Closing Price of the Corporation's Stock appreciating a minimum of 30% over the Stock Option's exercise price or (b) the passage of five years from the date of grant. Notwithstanding the foregoing, the Corporation may require that a Non-Employee Director delay exercising an exercisable Stock Option if such exercise would result in an ownership change within the meaning of Section 382 of the Internal Revenue Code or if, in the discretion of the Corporation, such exercise, when viewed in conjunction with the potential exercise of all other outstanding options (as such term is defined in Treasury Regulation
Section 1.382-4(d)(9) to acquire Stock as well as the effect of other transactions involving the issuance of Stock contemplated by the Corporation, would tend to result in such an ownership change.

   (d) Method of Exercise. Subject to the limitation set forth in paragraph
(c) of this Section 7, Stock Options that have become exercisable may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock which has been beneficially owned by the Non-Employee Director for at least six months (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the exercise price is made in whole or in part in the form of Restricted Stock, Stock received upon the exercise shall be subject to the same forfeiture restrictions. No Stock shall be issued until full payment therefor has been made. A Non-Employee Director shall have the rights to dividends or other rights of a shareholder with respect to Stock subject to the Stock Option when the Non-Employee Director has given written notice of exercise, has paid in full for such Stock and, if requested, has given the representation described in Section 14 hereof.

   (e) Non-Transferability of Options. No Stock Option shall be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Non-Employee Director's lifetime, only by the Non-Employee Director or by his guardian or legal representative.

   (f) Non-Transferability of Underlying Stock. No shares of Stock acquired upon the exercise of a Stock Option may be sold, transferred or otherwise alienated or hypothecated within six months of the date upon which the Stock Option was granted. Stock Options granted on November 1, 1995 contingent upon subsequent shareholder approval of the Plan are not deemed to have been granted for the purpose of this Section 7(f) until the date on which the Plan is approved by the Corporation's shareholders.

   (g) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, any Stock Option issued hereunder that has failed to vest previously shall vest immediately (or, upon approval of the Plan by the Corporation's shareholders, if not yet approved), unless such Non-Employee Director's service as a Director is terminated for Cause or such Non-Employee Director fails to be re-nominated as a Director for Cause. Upon vesting, the Stock Option shall become freely exercisable, subject only to the limitation set forth in the third sentence of paragraph (c) of this Section 7.

   When a Non-Employee Director ceases to serve as a Director, the Stock Options granted hereunder may continue to be exercised for the lesser of three years following the termination of service or the balance of such Stock Options' respective terms, unless the Non-Employee Director's service as such is terminated for Cause, or such Non-Employee Director fails to be re-nominated for Cause, in which case the Stock Options shall be forfeited. In the event that a Non-Employee Director ceases to serve as a Director due to Disability or death, such Non-Employee Director's guardian or legal representative, or the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution, as the case may be, shall have the same exercise rights as were enjoyed by the Non-Employee Director.

   8. NO RIGHT TO RE-ELECTION. Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for re-election by the Corporation's shareholders, or to confer upon any Director the right to remain a member of the Board of Directors.

   9. TAX OBLIGATIONS. The Corporation shall notify Non-Employee Directors of their tax liabilities that arise under any federal, state or local tax rules or regulations with respect to the issuance of Restricted Stock or the exercise of Stock Options. Payment of the appropriate taxes is the sole responsibility of the Non-Employee Directors.

   10. ISSUANCE OF STOCK AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option until (a) the admission of such Stock to listing on any stock exchange on which other shares of Stock are then listed and (b) the completion of such registration or other qualification of such Stock under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. As a condition precedent to the issuance of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option, the Corporation may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Stock of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Stock in compliance with the provisions of that or any comparable act.

   11. ADMINISTRATION AND AMENDMENT OF THE PLAN. Except as hereinafter provided, and except as limited by Rule 16b-3(c)(2)(ii) of the Exchange Act, the Board of Directors may amend any provisions of the Plan relating to the terms and conditions of any Restricted Stock Grants or Stock Options not theretofore granted, and, with the consent of any affected Non-Employee Director, may withdraw or amend any provisions of the Plan relating to the terms and conditions of such Restricted Stock Grants or Stock Options as have been theretofore granted. The Board of Directors may amend the terms of any outstanding Restricted Stock Grant of Stock Option with the consent of the holders thereof. Notwithstanding the foregoing provisions of this Section 11, any amendment by the Board of Directors which would increase the number of shares of Stock issuable under the Plan, change the class of Directors to whom grants may be made hereunder or change any material terms of the Restricted Stock Grants or the Stock Options shall be subject to the approval of the shareholders of the Corporation within one year of such amendment if such approval is required for the Plan to continue to meet the conditions of Rule 16b-3 under the Exchange Act, or any successor of such Rule.

   A determination of the Committee as to any questions which may arise with respect to the interpretation of the Plan, Restricted Stock Grants, Stock Options or the written agreements evidencing the Restricted Stock Grants and the Stock Option grants shall be final.

   The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine to be advisable to make the Plan, Restricted Stock Grants and Stock Options effective or to provide for their administration, and may take such other action with regard to the Plan, Restricted Stock Grants and Stock Options as it shall deem desirable to effectuate its purpose.

   12. GOVERNING LAW. Except as required by Delaware corporate law, the Plan shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

   13. EFFECTIVE DATE OF THE PLAN. The Plan shall be submitted to the stockholders of the Corporation for their approval at the Annual Meeting of the Stockholders to be held in 1996. The Plan shall become effective upon receipt of the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote at the meeting. If the Plan is not approved, the Stock Options and Restricted Stock granted on November 1, 1995 and November 15, 1995, respectively, shall become null and void.

   14. GENERAL PROVISIONS. The Committee may require each Non-Employee Director purchasing Stock pursuant to a Restricted Stock Grant or a Stock Option to represent to and agree with the Corporation in writing that such Non-Employee Director is acquiring the Stock for investment and without a view to distribution thereof.

   All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such Stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

   15. TERM OF PLAN. No Restricted Stock Grant or Stock Option may be granted pursuant to the Plan on or after November 16, 2000, but grants made prior to such date may extend beyond that date.



                                    #####

                                   The
                                   Cooper     (LOGO)
                                   Companies
                                   --------------------------------






                                   NOTICE OF
                                   ANNUAL MEETING
                                   OF STOCKHOLDERS
                                   AND
                                   PROXY STATEMENT





                                   --------------------------------














                                   MEETING DATE


                                   MARCH 27, 1996

                           THE COOPER COMPANIES, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, March 27, 1996
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints ROBERT S. HOLCOMBE, MARISA F. JACOBS and ROBERT
S. WEISS, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The New York Marriott East Side, 525 Lexington Avenue, New York, NY, on March 27, 1996 at 10:00 a.m., eastern standard time, and at any adjournments thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

    THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 THROUGH 3 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 4.

   Please MARK the proxy card, fill in the DATE and SIGN on the reverse side and return promptly in the enclosed envelope.

/X/ Please mark your
    votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ITEMS ONE THROUGH THREE

                 FOR
             all nominees
          except as noted on      WITHHELD
            the line below    from all nominees  Nominees:
1. ELECTION OF  / /                / /                A. Thomas Bender
   SEVEN                                              Mark A. Filler
   DIRECTORS.                                         Michael H. Kalkstein
   (check one box only)                               Moses Marx
(Instruction: To withhold authority to vote for       Donald Press
any individual nominee(s), write that nominee's       Steven Rosenberg
name(s) on the line below:)                           Allan E. Rubenstein, M.D.

-----------------------------------------------

                                                       FOR   AGAINST   ABSTAIN
2. Approval of the 1996 Long Term Incentive Plan for   / /     / /      / /
   Non-Employee Directors.

3. Ratification of appointment of KPMG Peat Marwick    / /     / /     / /
   LLP as independent certified public accountants of The Cooper Companies, Inc. for the fiscal year ending October 31, 1996.

4. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above may become unable to serve, and on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

      MARK HERE FOR ADDRESS          / /
     CHANGE AND NOTE CHANGE

SIGNATURE                    DATE        SIGNATURE                  DATE
         -------------------    --------         -------------------    --------
NOTE: Please date this proxy and sign your name exactly as it appears herein.
      In the case of joint ownership, each joint owner should sign. If signing as an executor, trustee, guardian, attorney or in any other representative capacity or as an officer of a corporation, please indicate your full title as such.